Exhibit 5.3

DOVER DIXON HORNE PLLC

ALLAN W. HORNE CYRIL HOLLINGSWORTH THOMAS S. STONE STEVE L. RIGGS MICHAEL O. PARKER WILLIAM E. BISHOP JOSEPH H. PURVIS CHARLES W. REYNOLDS JOHN B. PEACE WILLIAM DEAN OVERSTREET	MICHAEL G. SMITH+ GARY B. ROGERS JAMES PAUL BEACHBOARD= W. MICHAEL REIF MARK H. ALLISON MONTE D. ESTES CAL McCASTLAIN WILLIAM C. BIRD III JOHN D. PETTIE	Attorneys at Law 425 W. CAPITOL AVE STE 3700 LITTLE ROCK, AR 72201-3465 TELEPHONE (501) 375-9151 FACSIMILE (501) 375-6484 www.doverdixonhorne.com	DARRELL D. DOVER (1933-2009) PHILIP E. DIXON (1932-2005) OF COUNSEL GARLAND W. BINNS, JR. = ALSO LICENSED IN TENNESSEE + ALSO LICENSED IN TEXAS
December 15, 2011

Guarantors (listed in Schedule I, attached hereto)

830 Crescent Centre Drive, Suite 610

Franklin, Tennessee 37067

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special Arkansas counsel to the Arkansas subsidiary companies of Acadia Healthcare Company, Inc., listed in Schedule I (the “Guarantors”), in connection with the Guarantors’ proposed guarantee, along with the other guarantors under the Indenture (as defined below), of $150,000,000 in aggregate principal amount of 12.875% Senior Notes due 2018 (the “Exchange Notes”) to be issued by Acadia Healthcare Company, Inc., a Delaware corporation (the “Company”), in connection with an exchange offer to be made pursuant to a Registration Statement on Form S-4 (such Registration Statement, as supplemented or amended, is hereinafter referred to as the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) on or about December 15, 2011, under the Securities Act of 1933, as amended (the “Securities Act”). The obligations of the Company under the Exchange Notes will be guaranteed by the Guarantors (the “Guarantees”), along with other guarantors. The Exchange Notes and the Guarantees are to be issued pursuant to an Indenture, dated as of November 1, 2011 (the “Indenture”), among the Company, the guarantors named therein and U.S. Bank National Association, as trustee.

In connection with issuing this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the organizational documents of the Guarantors, (ii) authorizing resolutions of each of the boards of directors or members, as applicable, of the Guarantors with respect to the issuance of the Guarantees, (iii) the Indenture, (iv) the Registration Statement and (v) the Registration Rights Agreement, dated as of November 1, 2011, by and among the Company, the Guarantors, the other guarantors party thereto, and Jefferies & Company, Inc., as initial purchaser.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of

GUARANTORS LISTED IN SCHEDULE I

December 15, 2011

such persons signing on behalf of the parties thereto other than the Guarantors and the due authorization, execution and delivery of all documents by the parties thereto other than the Guarantors. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and the Guarantors.

We have also assumed that:

(i) the Registration Statement will be effective at the time the Exchange Notes are offered as contemplated by the Registration Statement;

(ii) any applicable prospectus supplement will have been prepared and filed with the Commission describing the Exchange Notes offered thereby to the extent necessary;

(iii) the Outstanding Notes (as defined in the Registration Statement) have been exchanged in the manner described in the prospectus forming a part of the Registration Statement;

(iv) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended; and

(v) the Company and the Guarantors will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other federal regulatory agencies necessary for the Exchange Notes to be exchanged, offered and sold in the manner stated in the Registration Statement and any applicable prospectus supplement.

Based upon and subject to the qualifications, assumptions and limitations set forth herein, we are of the opinion that:

1.	Each of the Guarantors is a corporation or limited liability company, as applicable, existing and in good standing under the laws of the State of Arkansas.

2.	Each of the Guarantors has the corporate or limited liability power and authority, as applicable, to enter into and perform its obligations under the Indenture and its Guarantee.

3.	Each of the Guarantors has duly authorized, executed and delivered the Indenture and has duly authorized its Guarantee.

4.	The execution and delivery of the Indenture and the Guarantees by each of the Guarantors and the performance by each of the Guarantors of its obligations thereunder (including with respect to the Guarantees) do not and will not conflict with or constitute or result in a breach or default under (or an event which with notice or the passage of time or both would constitute a default under) or violation of any of, (i) the articles of incorporation, bylaws or other organizational documents of the Guarantor or (ii) any statute or governmental rule or regulation of the State of Arkansas.

GUARANTORS LISTED IN SCHEDULE I

December 15, 2011

5.	No consent, approval, authorization or order of any State of Arkansas court or governmental authority of the State of Arkansas was required in connection with the execution and delivery of the Indenture or is required for the issuance by the Guarantors of the Guarantees.

Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any law except the laws of the State of Arkansas and the Arkansas case law decided thereunder and (ii) the “Blue Sky” laws and regulations of Arkansas.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion after the date of the effectiveness of the Registration Statement should the present laws of the State of Arkansas be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act. Kirkland & Ellis LLP may rely upon this opinion in connection with its opinion addressed to the Company, filed as Exhibit 5.1 to the Registration Statement, to the same extent as if it were an addressee hereof.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.3 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Steve L. Riggs

Steve L. Riggs

GUARANTORS LISTED IN SCHEDULE I

December 15, 2011

Schedule I

Ascent Acquisition Corporation

Ascent Acquisition Corporation - CYPDC

Ascent Acquisition Corporation - PSC

Child & Youth Pediatric Day Clinics, Inc.

Childrens Medical Transportation Services, LLC

Habilitation Center, Inc.

Med Properties, Inc.

Meducare Transport, L.L.C.

Millcreek School of Arkansas, Inc.

Pediatric Specialty Care, Inc.

Pediatric Speciality Care Properties, LLC